UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

Altus Midstream Company

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Post Oak Central, 2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	ALTM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of stockholders (the “Annual Meeting”) of Altus Midstream Company (the “Company”), held on May 21, 2020, the stockholders of the Company approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to implement a reverse stock split of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and Class C common stock, par value $0.0001 per share (the “Class C Common Stock” and, together with the Class A Common Stock, the “common stock”), by a ratio of one-for-twenty (the “Reverse Stock Split”). Thereafter, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation with the Secretary of State of the State of Delaware, to implement the Reverse Stock Split. The Certificate of Amendment and the Reverse Stock Split were effective as of 5:30 p.m. (Eastern Time) on June 30, 2020 (the “Effective Time”), and the Company’s common stock began trading on the Nasdaq Global Market (the “Nasdaq”) on a post-Reverse Stock Split basis on July 1, 2020.

As a result of the Reverse Stock Split, every twenty shares of the Company’s issued and outstanding Class A Common Stock and Class C Common Stock prior to the Effective Time was converted into one share of Class A Common Stock and Class C Common Stock, respectively. The Reverse Stock Split reduced the number of issued and outstanding shares of common stock from 324,929,305 shares to approximately 16,246,465 shares, subject to adjustment for the payment of cash in lieu of fractional shares as described below. The Company’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), is the exchange agent for purposes of exchanging stock certificates subsequent to the Reverse Stock Split.

Because the Certificate of Amendment did not reduce the number of authorized shares of the Company’s common stock, the effect of the Certificate of Amendment and the Reverse Stock Split is to increase the number of shares of common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split did not alter the par value of the common stock or modify any voting rights or other terms of the common stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Each stockholder that otherwise would be entitled to receive a fractional share as a result of the Reverse Stock Split will be entitled to receive, upon surrender to the exchange agent of certificates representing such pre-Reverse Stock Split shares, if applicable, payment of cash in lieu of such fractional share. Such cash payment in lieu of a fractional share will be calculated by multiplying such fractional interest in one share of the Company’s common stock by the volume-weighted average trading price of the Class A Common Stock on the Nasdaq for the twenty consecutive trading days ending on the trading day immediately preceding the Effective Time (as adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional share of the Company’s common stock will not have any voting, dividend, or other rights with respect to such fractional share except to receive payment as described above. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional share interest.

Stockholders who hold registered shares of the Company’s common stock in a book-entry form will not need to take any action to receive their post-Reverse Stock Split shares of the Company’s common stock in registered book-entry form. AST will automatically mail each stockholder entitled to post-Reverse Stock Split shares of the Company’s common stock a transaction statement and, for each stockholder entitled to a payment of cash in lieu of fraction shares, a check at their address of record as soon as practicable after the Effective Time indicating the number of shares of the Company’s common stock currently held post-Reverse Stock Split.

As of the Effective Time, the Company will treat stockholders holding shares of the Company’s common stock in “street name” (that is, through a broker, bank, or other holder of record) in the same manner as registered stockholders whose shares of the Company’s common stock are registered in their names. Brokers, banks, or other holders of record will effect the Reverse Stock Split for their beneficial holders holding shares of the Company’s common stock in “street name.”

In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under all of the Company’s outstanding warrants to purchase shares of common stock, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans will be reduced proportionately. Pursuant to the Second Amended and Restated Agreement of Limited Partnership of Altus Midstream LP (“Altus Midstream”), a proportional adjustment will also be made to Altus Midstream’s outstanding common units.

After the Reverse Stock Split, the trading symbol for the Class A Common Stock will continue to be “ALTM”. The new CUSIP number for the Class A Common Stock following the Reverse Stock Split is 02215L209.

The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1, as filed with the Secretary of State of the State of Delaware effective 5:30 p.m. (Eastern Time) on June 30, 2020.

Item 8.01.	Other Events.

As previously reported, the Company currently has until December 28, 2020, to regain compliance with the Nasdaq’s minimum bid price requirement, and, to regain compliance, the Company’s Class A Common Stock must have a minimum bid price per share of at least $1.00 for ten consecutive business days. The principal reason for the Reverse Stock Split is to increase the per share trading price of the Company’s Class A Common Stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. However, there can be no assurance that the Reverse Stock Split will have the desired effect of sufficiently raising the bid price of the Company’s Class A Common Stock for the required period.

In addition, on June 29, 2020, the Company issued a press release relating to the matters described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “continue,” “seek,” “guidance,” “might,” “outlook,” “possibly,” “potential,” “should,” “would,” or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable under the circumstances, the Company can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the risks and uncertainties associated with the COVID-19 pandemic and resulting governmental action, and the “Risk Factors” identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, and its other periodic reports filed with the SEC. Except as required by law, the Company assumes no duty to update or revise its forward-looking statements, whether based on changes in internal estimates or expectations, new information, future developments, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation

99.1	Press Release of Altus Midstream Company dated June 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS MIDSTREAM COMPANY

Date: July 1, 2020	/s/ Rajesh Sharma
Rajesh Sharma
Corporate Secretary